Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 1, 2015,  Systemax Inc. (the “Company”) closed the previously announced transaction to divest certain Business to Business assets of its North American Technology Group (“NATG”), including the TigerDirect brand, to PCM, Inc. (“PCM”) for $14 million in cash.

The following unaudited pro forma condensed consolidated financial information is presented to show how the Company’s results may have appeared if the asset sale and subsequent wind down of NATG had occurred on September 30, 2015 (in the case of the condensed consolidated balance sheet and condensed consolidated statement of operations) or on January 1, 2014 (in the case of the condensed consolidated statement of operations).

The pro forma condensed consolidated financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the disposition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company.

Systemax Inc.
Pro Forma Condensed Consolidated Balance Sheet
(In millions)

	As reported September 30, 2015	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma September 30, 2015
	(Unaudited)					(Unaudited)
ASSETS:
Current assets:
Cash	$136.1	$12.7	a	$-		$148.8
Accounts receivable, net	305.5	(84.9)	b			220.6
Inventories	217.7	(84.2)	c			133.5
Prepaid expenses and other current assets	19.7	(5.9)	d			13.8
Deferred income taxes	1.8	(0.3)	e			1.5
Current assets of discontinued operations	-	175.3	f	(23.0)	s	152.3
Total current assets	680.8	12.7		(23.0)		670.5

Property, plant and equipment, net	38.0	(1.2)	g			36.8
Deferred income taxes	6.2	(0.9)	h			5.3
Goodwill and intangibles	20.1	-				20.1
Other assets	4.0	(0.3)	i			3.7
Assets of discontinued operations	-	2.4	j			2.4
Total assets	$749.1	$12.7		$(23.0)		$738.8

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$347.0	$(140.4)	k	$-		$206.6
Accrued expenses and other current liabilities	83.0	(19.6)	l			63.4
Current portion of long-term debt	1.2	(0.9)	m			0.3
Current liabilities of discontinued operations	-	160.9	n	32.0	t	192.9
Total current liabilities	431.2	-		32.0		463.2

Long-term debt	0.5	(0.3)	o			0.2
Other liabilities	28.7	(16.3)	p			12.4
Liabilities of discontinued operations	-	16.6	q			16.6
Total liabilities	460.4	-		32.0		492.4

Commitments and contingencies

Shareholders’ equity:
Preferred stock	-					-
Common stock	0.4					0.4
Additional paid-in capital	184.1					184.1
Treasury stock	(24.7)					(24.7)
Retained earnings	141.9	12.7	r	(55.0)	u	99.6
Accumulated other comprehensive loss	(13.0)					(13.0)
Total shareholders’ equity	288.7	12.7		(55.0)		246.4

Total liabilities and shareholders’ equity	$749.1	$12.7		$(23.0)		$738.8

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Systemax Inc.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	As reported Nine Months Ended September 30, 2015	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2015
Net sales	$2,225.1	$(933.9)	a	$1,291.2
Cost of sales	1,905.2	(859.3)	a	1,045.9
Gross profit	319.9	(74.7)		245.3
Selling, general & administrative expenses	339.7	(107.8)	a	231.9
Special charges	36.4	(35.0)	a	1.4
Operating income (loss) from continuing operations	(56.2)	68.2		12.0
Foreign currency exchange (income) loss	7.0	(0.3)	a	6.7
Interest and other (income) expense, net	0.5	0.1	a	0.6
Income (loss) before income taxes	(63.7)	68.4		4.7
Provision for income taxes	3.6	(0.1)	b	3.5
Net income (loss) from continuing operations	$(67.3)	$68.5		$1.2
Net income (loss) per common share from continuing operations:
Basic	$(1.81)			$0.03
Diluted	$(1.81)			$0.03

Weighted average common and common equivalent shares:
Basic	37.1			37.1
Diluted	37.1			37.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Systemax Inc.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	As reported Year Ended December 31, 2014	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2014
Net sales	$3,442.8	$(1,691.0)	a	$1,751.8
Cost of sales	2,949.6	(1,518.9)	a	1,430.7
Gross profit	493.2	(172.1)		321.1
Selling, general & administrative expenses	494.7	(190.1)	a	304.6
Special charges	24.4	(12.1)	a	12.3
Operating income (loss) from continuing operations	(25.9)	30.1		4.2
Foreign currency exchange (income) loss	5.4	(0.2)	a	5.2
Interest and other (income) expense, net	1.3	(0.2)	a	1.1
Income (loss) before income taxes	(32.6)	30.5		(2.1)
Provision for income taxes	4.9	(0.7)	b	4.2
Net income (loss) from continuing operations	$(37.5)	$31.2		$(6.3)
Net income (loss) per common share from continuing operations:
Basic	(1.01)			(0.17)
Diluted	(1.01)			(0.17)

Weighted average common and common equivalent shares:
Basic	37.1			37.1
Diluted	37.1			37.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma adjustments to the Condensed Consolidated Balance Sheet as of September 30, 2015

(a)	To record cash proceeds of $14.0 million, net of transaction costs of $1.3 million.
(b)	To reclassify net accounts receivable balances of NATG to current assets of discontinued operations.
(c)	To reclassify net inventory balances of NATG to current assets of discontinued operations.
(d)	To reclassify prepaid expenses and other current assets balances of NATG to current assets of discontinued operations.
(e)	To reclassify deferred income taxes balances of NATG to current assets of discontinued operations.
(f)	Represents current assets, excluding cash, of discontinued NATG operations.
(g)	To reclassify property, plant and equipment, net balances of NATG to assets of discontinued operations.
(h)	To reclassify deferred income taxes of NATG to assets of discontinued operations.
(i)	To reclassify other assets of NATG to assets of discontinued operations.
(j)	Represents long term assets of discontinued NATG operations.
(k)	To reclassify accounts payable balances of NATG to current liabilities of discontinued operations.
(l)	To reclassify accrued expenses and other current liabilities balances of NATG to current liabilities of discontinued operations.
(m)	To reclassify current portion of long-term debt balances of NATG to current liabilities of discontinued operations.
(n)	Represents current liabilities of discontinued NATG operations.
(o)	To reclassify long-term debt balances of NATG to liabilities of discontinued operations.
(p)	To reclassify other liabilities balances of NATG to liabilities of discontinued operations.
(q)	Represents liabilities of discontinued NATG operations.
(r)	To record retained earnings impact of cash proceeds of $14.0 million, net of transaction costs of $1.3 million.
(s)	To record estimated write downs of inventory and accounts receivable balances during the wind down of discontinued operations.
(t)	To accrue for estimated severances, professional and other fees and lease exit costs to be incurred during the wind down of discontinued operations.
(u)	Retained earnings impact of charges related to the wind down of discontinued operations.

Pro Forma adjustments to the Condensed Consolidated Statements of Operations as of September 30, 2015 and December 31, 2014

(a)	To eliminate the revenues and directly attributable expenses of discontinued operations.
(b)	To adjust the provision for income taxes related to discontinued operations.